UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013 (December 20, 2013)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11 West 42nd Street

New York, New York 10036

(Address of registrant's principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

____________________

(Former name or former address, if changed since last report.)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

ITEM 8.01 Other Events.

On December 20, 2013, CIT Group Inc. (“CIT”) reached an agreement with Tyco International Ltd. (“Tyco”) to settle contract claims asserted by Tyco related to a Tax Agreement that CIT and Tyco entered into in 2002 in connection with CIT’s separation from Tyco. Pursuant to the Tax Agreement, CIT was obligated to pay Tyco an amount equal to any Federal or state income tax benefits realized attributable to certain net operating losses and other tax attributes that arose during the period that Tyco owned CIT (the “Tax Attribute”).

The maximum federal Tax Attribute is approximately $794 million and the maximum state Tax Attribute is approximately $180 million. CIT’s federal and state tax rates are currently 35% and 6.5%, respectively. Pursuant to the settlement agreement, CIT agreed to pay Tyco $60 million, which will result in a fourth quarter 2013 charge against earnings of $45 million net of reserves, and Tyco agreed to release all of its rights and claims under the Tax Agreement. The amount of the existing NOL and associated deferred tax assets are unaffected by the settlement. CIT maintains a valuation allowance against its deferred tax assets due to uncertainties related to its ability to realize the net deferred tax assets in the future.

Forward-Looking Statements

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.

(Registrant)

By: /s/ Robert J. Ingato

Robert J. Ingato

Executive Vice President and

General Counsel

Dated: December 20, 2013

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